Exhibit 99.1

UMB Financial Corporation	News Release
1010 Grand Boulevard
Kansas City, MO 64106
816.860.7000
umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Kelli Christman: 816.860.5088

Investor Relations Contact: Abby Wendel: 816.860.1685

UMB Financial Corporation Reports First Quarter 2015 Earnings of $33.8 million, or $0.74 per Diluted Share

Selected first quarter financial highlights:

•	Average loans for the three months ended March 31, 2015, increased 11.8 percent to $7.5 billion compared to the three months ended March 31, 2014

•	Average total deposits for the three months ended March 31, 2015, increased 1.0 percent to $13.3 billion compared to the three months ended March 31, 2014

•	Nonperforming loans decreased to 0.39 percent of loans as of March 31, 2015, from 0.45 percent of loans as of March 31, 2014

•	Noninterest income increased 1.8 percent from the first quarter 2014 to $125.2 million, and was 58.1 percent of total revenue

•	Total company assets under management stood at $42.3 billion at March 31, 2015

•	Return on average assets increased to 0.81 percent at March 31, 2015, from 0.58 percent at March 31, 2014

•	Return on average equity increased to 8.18 percent at March 31, 2015, from 6.13 percent at March 31, 2014

•	Tier 1 capital ratio remains strong at 12.91 percent under the new Basel III capital requirements

KANSAS CITY, Mo. (April 28, 2015) – UMB Financial Corporation (Nasdaq: UMBF), a diversified financial holding company, announced earnings for the three months ended March 31, 2015 of $33.8 million or $0.75 per share ($0.74 diluted). This is an increase of $10.4 million, or 44.2 percent, compared to first quarter 2014 earnings of $23.4 million or $0.52 per share ($0.52 diluted).

“This year is off to a good start for UMB, and we plan to focus on three main areas to continue growing our company,” said Mariner Kemper, Chairman and Chief Executive Officer. “First, our long-term strategy continues to maximize operating leverage while managing expenses over the long term. Second, we continue to focus on improving performance in Scout Investments, which is the best way to stem future outflows. Finally, we are optimistic that our announced acquisition of Marquette Financial Companies will be approved and we’ll bring two great companies together with a strong go-to-market strategy.”

“For the first quarter of 2015, average loan balances increased 11.8 percent to $7.5 billion,” Kemper continued. “This year-over-year growth was fueled by commercial and industrial, commercial real estate and construction loan growth across our entire footprint. We continue growing our loan portfolio while adhering to our careful underwriting philosophy, as evidenced by a 0.39 percent nonperforming loans as a percentage of the total loan portfolio. Fee businesses also remain an important part of our diversified financial services model. Healthcare Services continues to perform well, with $1.4 billion in purchase volume for the quarter, an increase of 21.1 percent compared to the same quarter last year. Healthcare deposits and assets now stand at $1.2 billion as of March 31, 2015. Additionally, assets under administration at UMB Fund Services increased $7.2 billion compared to the first quarter 2014, driving revenue to $24.4 million, an increase of 5.5 percent compared to first quarter 2014 revenue.”

Net Interest Income and Margin

Net interest income for the first quarter of 2015 increased $4.9 million, or 5.7 percent, compared to the same period in 2014. Average earning assets increased by $327.1 million, or 2.1 percent, compared to the first quarter of 2014. This increase was due to a $791.2 million, or 11.8 percent, increase in average loans, offset by a $588.6 million, of 34.7 percent, decrease in average interest bearing due from banks. Net interest margin increased seven basis points to 2.46 percent for the three months ended March 31, 2015, compared to the same quarter in 2014.

Noninterest Income and Expense

Noninterest income increased $2.2 million, or 1.8 percent, for the three months ended March 31, 2015, compared to the same period in 2014. Increases in noninterest income include an increase of $5.9 million in gains on sales of securities available for sale and a $1.8 million, or 41.6 percent, increase in trading and investment banking income. Decreases in noninterest income include trust and securities processing income, which decreased $4.3 million, or 6.0 percent, for the three months ended March 31, 2015, compared to the same period in 2014. The decrease in trust and securities processing income was largely due to an $8.9 million, or 35.4 percent, decrease in advisory fee income from the Scout Funds, offset by a $2.2 million, or 9.6 percent, increase in fees related to institutional and personal investment management services, and a $2.1 million, or 9.9 percent, increase in fund administration and custody services. Equity earnings on alternative investments decreased $3.4 million due to a decline in unrealized gains on Prairie Capital Management (PCM) equity method investments for the three months ended March 31, 2015, compared to the same period in 2014.

Noninterest expense decreased $7.8 million, or 4.5 percent, for the three months ended March 31, 2015, compared to the same period in 2014. The primary drivers of the decrease were a $15.0 million contingency reserve recorded in the first quarter of 2014 with no related reserve during the same period in 2015, and a $5.1 million, or 49.1 percent, decrease in other noninterest expense for the three months ended March 31, 2015, compared to the same period in 2014. The decrease in other noninterest expense was due to a decrease of $6.7 million in fair value adjustments on contingent consideration expense. These decreases were offset by an increase in salaries and benefits expense, which increased by $9.7 million or 10.9 percent. This was due to an increase of $4.8 million, or 9.2 percent, in salaries and wages, a $3.2 million, or 17.9 percent, an increase in commissions and bonuses, and a $1.7 million, or 9.0 percent, increase in employee benefits expense. Equipment expense increased by $1.5 million, or 11.9 percent, due to an increase in computer and hardware expenses. Legal and consulting expenses increased $1.0 million, or 29.8 percent. Included in total noninterest expense for the three-month period ended March 31, 2015 is $0.8 million of acquisition-related expenses related to the pending acquisition of Marquette Financial Companies, primarily due to legal and consulting expenses.

Balance Sheet

Average total assets for the three months ended March 31, 2015 were $16.8 billion compared to $16.5 billion for the same period in 2014, an increase of $327.7 million, or 2.0 percent. Average earning assets increased by $327.1 million for the period, or 2.1 percent.

Average loan balances for the three months ended March 31, 2015 increased $791.2 million, or 11.8 percent, to $7.5 billion compared to the same period in 2014. Actual loan balances on March 31, 2015 were $7.5 billion, an increase of $739.2 million, or 10.9 percent, compared to March 31, 2014. This increase was driven by an increase in commercial and industrial loans of $318.5 million, or 9.1 percent, and an increase in commercial real estate loans of $232.2 million, or 13.6 percent, and an increase in construction real estate loans of $70.3 million or 37.8 percent.

Nonperforming loans, defined as nonaccrual loans and restructured loans on nonaccrual, decreased to $29.2 million on March 31, 2015 from $30.2 million on March 31, 2014. As a percentage of loans, nonperforming loans decreased to 0.39 percent as of March 31, 2015, compared to 0.45 percent on March 31, 2014. The company’s allowance for loan losses totaled $77.5 million, or 1.03 percent of loans, as of March 31, 2015, compared to $75.5 million, or 1.12 percent of loans, as of March 31, 2014.

For the three months ended March 31, 2015, average securities, including trading securities, totaled $7.2 billion. This is an increase of $117.4 million, or 1.7 percent, from the same period in 2014.

Average total deposits increased $127.2 million, or 1.0 percent, to $13.3 billion for the three months ended March 31, 2015, compared to the same period in 2014. Average noninterest-bearing demand deposits increased $493.4 million, or 9.5 percent, in the first quarter of compared to the same one in 2014. Average interest-bearing deposits decreased by $366.1 million, or 4.6 percent, in the first quarter of 2015 as compared to the same period in 2014. Total deposits as of March 31, 2015 were $13.2 billion, compared to $12.3 billion as of March 31, 2014, a 7.3 percent increase. Also, as of March 31, 2015, noninterest-bearing demand deposits were 42.7 percent of total deposits.

“We continue to make progress on our strategy to shift the balance sheet into higher-yielding loans versus investment securities,” said Brian Walker, Chief Financial Officer. “First quarter 2015 average loans were a higher percentage of earning assets than first quarter 2014 average loans, resulting in a 56.3 percent loan-to-deposit ratio and a 2.46 percent net interest margin. We are encouraged by the year-over-year margin improvement and are cautiously optimistic for the remainder of 2015.”

As of March 31, 2015, UMB had total shareholders’ equity of $1.7 billion, an increase of 9.1 percent as compared to March 31, 2014.

Conference Call

The company plans to host a conference call to discuss its 2015 first quarter earnings results on April 29, 2015, at 8:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 877-267-8760 or (U.S.) 412-542-4148 and requesting to join the UMB Financial call. The live call can also be accessed by visiting the investor relations area of umbfinancial.com or by using the following the link:

UMB Financial 1Q 2015 Conference Call

A replay of the conference call may be heard until May 14, 2015, by calling (toll-free) 877-344-7529 or (U.S.) 412-317-0088. The replay pass code required for playback is 10063617. The call replay may also be accessed via the company’s website umbfinancial.com by visiting the investor relations area.

Forward-Looking Statements:

This release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2014, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the SEC. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a diversified financial holding company headquartered in Kansas City, Mo., offering complete banking services, payment solutions, asset servicing and institutional investment management to customers. UMB operates banking and wealth management centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas. Subsidiaries of the holding company include companies that offer services to mutual funds and alternative-investment entities and registered investment advisors that offer equity and fixed income strategies to institutions and individual investors. For more information, visit umb.com, umbfinancial.com, blog.umb.com or follow us on Twitter at @UMBBank, Facebook at facebook.com/UMBBank and LinkedIn at linkedin.com/company/umb-bank.

Consolidated Balance Sheets	UMB Financial Corporation
(unaudited, dollars in thousands)

	March 31,
	2015	2014
Assets
Loans	$7,498,308	$6,759,089
Allowance for loan losses	(77,479)	(75,514)

Net loans	7,420,829	6,683,575

Loans held for sale	3,141	1,108
Investment securities:
Available for sale	6,787,001	6,734,931
Held to maturity	346,885	219,724
Trading securities	29,380	43,055
Other securities	67,200	54,551

Total investment securities	7,230,466	7,052,261

Federal funds and resell agreements	24,379	108,986
Interest-bearing due from banks	769,321	770,458
Cash and due from banks	449,315	593,956
Bank premises and equipment, net	263,542	247,770
Accrued income	80,083	75,384
Goodwill	209,758	209,758
Other intangibles	41,236	52,483
Other assets	238,053	150,091

Total assets	$16,730,123	$15,945,830

Liabilities
Deposits:
Noninterest-bearing demand	$5,617,788	$5,303,067
Interest-bearing demand and savings	6,668,991	5,747,984
Time deposits under $100,000	416,497	458,484
Time deposits of $100,000 or more	453,012	756,236

Total deposits	13,156,288	12,265,771

Federal funds and repurchase agreements	1,719,080	1,973,736
Long-term debt	7,600	5,815
Accrued expenses and taxes	135,758	118,918
Other liabilities	29,021	39,392

Total liabilities	15,047,747	14,403,632

Shareholders’ Equity
Common stock	55,057	55,057
Capital surplus	892,658	883,195
Retained earnings	986,923	897,826
Accumulated other comprehensive income (loss)	26,810	(13,297)
Treasury stock	(279,072)	(280,583)

Total shareholders’ equity	1,682,376	1,542,198

Total liabilities and shareholders’ equity	$16,730,123	$15,945,830

Consolidated Statements of Income	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)

	Three Months Ended
	March 31,
	2015	2014
Interest Income
Loans	$64,232	$58,900
Securities:
Taxable Interest	18,808	18,961
Tax-exempt interest	9,915	9,907

Total securities income	28,723	28,868
Federal funds and resell agreements	51	33
Interest bearing due from banks	852	1,123
Trading securities	95	123

Total interest income	93,953	89,047

Interest Expense
Deposits	3,048	3,059
Federal funds and repurchase agreements	492	481
Other	55	62

Total interest expense	3,595	3,602

Net interest income	90,358	85,445
Provision for loan losses	3,000	4,500

Net interest income after provision for loan losses	87,358	80,945

Noninterest Income
Trust and securities processing	67,299	71,563
Trading and investment banking	6,122	4,323
Service charges on deposits	21,541	21,558
Insurance fees and commissions	570	603
Brokerage fees	2,854	1,815
Bankcard fees	16,183	15,623
Gains on sales of securities available for sale	7,336	1,470
Equity (loss) earnings on alternative investments	(842)	2,530
Other	4,144	3,479

Total noninterest income	125,207	122,964

Noninterest Expense
Salaries and employee benefits	98,537	88,881
Occupancy, net	10,010	9,705
Equipment	14,172	12,663
Supplies, postage and telephone	4,325	4,637
Marketing and business development	4,618	4,602
Processing fees	12,783	13,651
Legal and consulting	4,378	3,372
Bankcard	4,768	3,688
Amortization of other intangibles	2,755	3,102
Regulatory fees	2,756	2,516
Contingency reserve	—	15,000
Other	5,311	10,424

Total noninterest expense	164,413	172,241

Income before income taxes	48,152	31,668

Income tax provision	14,387	8,255

Net income	$33,765	$23,413

Per Share Data
Net income- Basic	$0.75	$0.52
Net income- Diluted	0.74	0.52
Dividends	0.235	0.225
Weighted average shares outstanding – basic	45,000,831	44,742,068
Weighted average shares outstanding – diluted	45,437,654	45,382,692

Statements of Consolidated Comprehensive Income	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Net Income	$33,765	$23,413
Other comprehensive income, net of tax:
Unrealized gains on securities:
Change in unrealized holding gains, net	32,676	32,459
Less: Reclassifications adjustment for gains included in net income	(7,336)	(1,470)

Change in unrealized gains on securities during the period	25,340	30,989
Income tax expense	(9,536)	(11,646)

Other comprehensive income	15,804	19,343

Comprehensive income	$49,569	$42,756

Consolidated Statements of Shareholders’ Equity					UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)

				Accumulated
				Other
	Common	Capital	Retained	Comprehensive	Treasury
	Stock	Surplus	Earnings	Income (Loss)	Stock	Total
Balance - January 1, 2014	$55,057	$882,407	$884,630	$(32,640)	$(283,389)	$1,506,065
Total comprehensive income (loss)	—	—	23,413	19,343	—	42,756
Cash dividends ($0.225 per share)	—	—	(10,217)	—	—	(10,217)
Purchase of treasury stock	—	—	—	—	(2,867)	(2,867)
Issuance of equity awards	—	(3,648)	—	—	4,117	469
Recognition of equity based compensation	—	2,212	—	—	—	2,212
Net tax benefit related to equity compensation plans	—	1,068	—	—	—	1,068
Sale of treasury stock	—	143	—	—	77	220
Exercise of stock options	—	1,013	—	—	1,479	2,492

Balance – March 31, 2014	$55,057	$883,195	$897,826	$(13,297)	$(280,583)	$1,542,198

Balance - January 1, 2015	$55,057	$894,602	$963,911	$11,006	$(280,818)	$1,643,758
Total comprehensive income	—	—	33,765	15,804	—	49,569
Cash dividends ($0.235 per share)	—	—	(10,753)	—	—	(10,753)
Purchase of treasury stock	—	—	—	—	(5,309)	(5,309)
Issuance of equity awards	—	(5,848)	—	—	6,308	460
Recognition of equity based compensation	—	2,609	—	—	—	2,609
Net tax benefit related to equity compensation plans	—	585	—	—	—	585
Sale of treasury stock	—	141	—	—	94	235
Exercise of stock options	—	569	—	—	653	1,222

Balance – March 31, 2015	$55,057	$892,658	$986,923	$26,810	$(279,072)	$1,682,376

Average Balances / Yields and Rates			UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)

	Three Months Ended March 31,
	2015		2014
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$7,470,101	3.49%	$6,678,932	3.58%
Securities:
Taxable	4,868,560	1.57	4,887,151	1.57
Tax-exempt	2,254,237	2.75	2,109,901	2.93

Total securities	7,122,797	1.94	6,997,052	1.98
Federal funds and resell agreements	34,340	0.60	27,155	0.49
Interest-bearing due from banks	1,107,862	0.31	1,696,482	0.27
Trading securities	30,221	1.84	38,590	1.48

Total earning assets	15,765,321	2.56	15,438,211	2.48
Allowance for loan losses	(76,574)		(74,997)
Other assets	1,143,208		1,141,037

Total assets	$16,831,955		$16,504,251

Liabilities and Shareholders’ Equity
Interest-bearing deposits	$7,602,258	0.16%	$7,968,400	0.16%
Federal funds and repurchase agreements	1,710,908	0.12	1,667,764	0.12
Borrowed funds	8,331	2.68	5,705	4.41

Total interest-bearing liabilities	9,321,497	0.16	9,641,869	0.15
Noninterest-bearing demand deposits	5,660,893		5,167,513
Other liabilities	174,804		147,147
Shareholders’ equity	1,674,761		1,547,722

Total liabilities and shareholders’ equity	$16,831,955		$16,504,251

Net interest spread		2.40%		2.33%
Net interest margin		2.46		2.39

FIRST QUARTER 2015 FINANCIAL HIGHLIGHTS	UMB Financial Corporation
(unaudited, dollars in thousands, except share and per share data)

Three Months Ended March 31	2015	2014
Net interest income	$90,358	$85,445
Provision for loan losses	3,000	4,500
Noninterest income	125,207	122,964
Noninterest expense	164,413	172,241
Income before income taxes	48,152	31,668
Net income	33,765	23,413
Net income per share - Basic	0.75	0.52
Net income per share - Diluted	0.74	0.52
Return on average assets	0.81%	0.58%
Return on average equity	8.18%	6.13%

At March 31
Assets	$16,730,123	$15,945,830
Loans, net of unearned interest	7,498,308	6,759,089
Securities	7,230,466	7,052,261
Deposits	13,156,288	12,265,771
Shareholders’ equity	1,682,376	1,542,198
Book value per share	36.76	33.94
Market price per share	52.89	64.70
Equity to assets	10.06%	9.67%
Allowance for loan losses	$77,479	$75,514
As a % of loans	1.03%	1.12%
Nonaccrual and restructured loans	$29,187	$30,153
As a % of loans	0.39%	0.45%
Loans over 90 days past due	$5,170	$5,101
As a % of loans	0.07%	0.08%
Other real estate owned	$500	$1,286
Net loan charge-offs quarter-to-date	$1,661	$3,737
As a % of average loans	0.09%	0.23%

Common shares outstanding	45,763,132	45,433,101

Average Balances Three Months Ended March 31
Assets	$16,831,955	$16,504,251
Loans, net of unearned interest	7,470,101	6,678,932
Securities	7,153,018	7,035,642
Deposits	13,263,151	13,135,913
Shareholders’ equity	1,674,761	1,547,722

Business Segment Information				UMB Financial Corporation
(unaudited, dollars in thousands)

	Three Months Ended March 31, 2015
	Bank	Payment Solutions	Institutional Investment Management	Asset Servicing	Total
Net interest income	$75,327	$14,033	$1	$997	$90,358
Provision for loan losses	1,600	1,400	—	—	3,000
Noninterest income	51,551	23,138	27,084	23,434	125,207
Noninterest expense	100,748	24,396	17,973	21,296	164,413

Income before taxes	24,530	11,375	9,112	3,135	48,152
Income tax expense	7,344	3,406	2,717	920	14,387

Net income	$17,186	$7,969	$6,395	$2,215	$33,765

Average assets	$12,749,000	$3,086,000	$73,000	$924,000	$16,832,000

	Three Months Ended March 31, 2014
	Bank	Payment Solutions	Institutional Investment Management	Asset Servicing	Total
Net interest income	$71,122	$12,388	$(3)	$1,938	$85,445
Provision for loan losses	2,426	2,074	—	—	4,500
Noninterest income	47,435	20,219	34,095	21,215	122,964
Noninterest expense	107,861	20,948	25,889	17,543	172,241

Income before taxes	8,270	9,585	8,203	5,610	31,668
Income tax expense	2,005	2,593	2,146	1,511	8,255

Net income	$6,265	$6,992	$6,057	$4,099	$23,413

Average assets	$12,399,000	$1,906,000	$73,000	$2,126,000	$16,504,000